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                                                                     EXHIBIT 5.1







                                February 13, 2001

                                                                      20-515-016


Ladies and Gentlemen:

         We have acted as counsel for STAR Telecommunications, Inc., a Delaware corporation (the "Company"). We are delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of shares of the Company's common stock, par value $.001 per share (the "Shares"), in connection with (i) the sale of up to 23,389,249 Shares, issuable upon the exercise of certain warrants (the "Warrants") granted to Gotel Investments Ltd. and IDT Investments, Inc., (ii) the sale of up to 8,700,087 Shares purchased by IDT Investments, Inc., and (iii) the sale of up to 1,000,000 Shares issued to APCC Services in partial payment of APCC Services' claim against a wholly owned subsidiary of the Company. This opinion is delivered in connection with that certain Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

         In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

         Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that
(i) the issued Shares have been duly authorized and are fully paid and nonassessable and (ii) when issued upon exercise of the Warrants in accordance with their terms, the Shares to be issued will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,



                                             /s/ Riordan & McKinzie